UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZST DIGITAL NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8057756
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Building 28, Huzhu Road
Zhongyuan District
Zhengzhou
People’s Republic of China	450000
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-160343

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required in response to this Item 1 is contained in the Registration Statement on Form S-1 (File. No. 333-160343) (the “Registration Statement”) of ZST Digital Networks, Inc. (the “Registrant”), originally filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2009, as amended from time to time, under the caption, “Description of Securities,” and is incorporated herein by reference.  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on January 5, 2009 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on January 9, 2009 (incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.5
Certificate of Amendment to Certificate of Incorporation as filed with the Office of Secretary of State of Delaware on October 6, 2009 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2009).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZST DIGITAL NETWORKS, INC.

Date: October 8, 2009	By:	/s/ Zhong Bo
	Name:	Zhong Bo
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on January 5, 2009 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on January 9, 2009 (incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.5
Certificate of Amendment to Certificate of Incorporation as filed with the Office of Secretary of State of Delaware on October 6, 2009 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2009).